                                                                  Exhibit 23.2


                    [LETTERHEAD of PUGH & COMPANY, P.C.]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



As the independent certified public accountant of Newport Federal Savings and Loan Association and its subsidiary, we hereby consent to the use of our report and to all references to our firm included in or made part of this amended registration statement or application.



                                            /s/ Pugh & Company, P.C.
                                           ------------------------------------
                                           Certified Public Accountants
                                           November 11, 1997